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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form S-4 of Advanced Accessory Holdings Corporation of our report dated February 28, 2003 relating to the financial statements and financial statement schedules of Advanced Accessory Systems, LLC and its subsidiaries, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

April 16, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS